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                                                              EXHIBIT(d)(iii)(A)



                             THIRD PARTY FEEDER FUND
                                    AGREEMENT

                                      AMONG

                         AMR INVESTMENT SERVICES, INC.,
                       AMERICAN AADVANTAGE MILEAGE FUNDS,

                           EQUITY 500 INDEX PORTFOLIO
                                       AND
                              BANKERS TRUST COMPANY



                                   dated as of
                                February 28, 1998





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                                    AGREEMENT

         THIS AGREEMENT is made and entered into as of the 28th day of February, 1998, by and among AMR Investment Services, Inc. ("AMR"), American AAdvantage Mileage Funds (the "Company"), a Massachusetts business trust, in respect of the American AAdvantage S&P 500 Index Mileage Fund, a series thereof (the "Fund"), Equity 500 Index Portfolio, a New York business trust (the "Portfolio"), and Bankers Trust Company, a New York banking corporation (the "Adviser"), with respect to the proposed investment by the Fund in the Portfolio.

                                   WITNESSETH

         WHEREAS, the Company and the Portfolio are each open-end management investment companies and the Fund and the Portfolio have the same investment objectives and substantively the same investment policies;

         WHEREAS, the Adviser currently serves as the investment adviser of the Portfolio;

         WHEREAS, AMR currently serves as the investment manager of the Fund;

         WHEREAS, neither AMR nor the Adviser currently serve as the principal underwriter of the Fund;

         WHEREAS, the Company desires to invest all of the Fund's investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio (the "Investment") on the terms and conditions set forth in this Agreement;

         WHEREAS, the Portfolio believes that accepting the Investment is in the best interests of the Portfolio and that the interests of existing investors in the Portfolio will not be diluted as a result of its accepting the Investment; and

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                 THE INVESTMENT

         1.1 Agreement to Effect the Investment. The Company agrees to assign, transfer and deliver all of the Fund's investable assets (the "Assets") to the Portfolio at each Closing (as hereinafter defined). The Portfolio agrees in exchange therefor to issue to the Fund a beneficial interest (the "Interest") in the Portfolio equal in value to the net value of the Assets of the Fund

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conveyed to the Portfolio on that date of Closing.

                                   ARTICLE II
                            CLOSING AND CLOSING DATE

         2.1 Time of Closing. The conveyance of the Assets in exchange for the Interest, as described in Article I, together with related acts necessary to consummate such transactions, shall occur initially on the date the Company commences its offering of shares of the Fund to the public and at each subsequent date as the Company desires to make a further Investment in the Portfolio (each, a "Closing"). All acts occurring at any Closing shall be deemed to occur simultaneously as of the last daily determination of the Portfolio's net asset value on the date of Closing.

         2.2 Related Closing Matters. On each date of Closing, the Company, on behalf of the Fund, shall authorize the Fund's custodian to deliver all of the Assets held by such custodian to the Portfolio's custodian. The Fund's and the Portfolio's custodians shall acknowledge, in a form acceptable to the other party, their respective delivery and acceptance of the Assets. The Portfolio shall deliver to the Company acceptable evidence of the Fund's ownership of the Interest. In addition, each party shall deliver to each other party such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request. Each of the representations and warranties set forth in Article III shall be deemed to have been made anew on each date of Closing.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 The Company and AMR. The Company and AMR each represents and warrants to the Portfolio and the Adviser that:

         (a) Organization. The Company is a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, the Fund is a duly and validly designated series of the Company, and the Company and the Fund have the requisite power and authority to own their property and conduct their business as now being conducted and as proposed to be conducted pursuant to this Agreement.

         (b) Authorization of Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company

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                  in respect of the Fund, enforceable against them in accordance with its terms.

         (c) Authorization of Investment. The Investment has been duly authorized by all necessary action on the part of the Board of Trustees of the Company.

         (d) No Bankruptcy Proceedings. Neither the Company nor the Fund is under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a)(3) (A) of the Bankruptcy Code.

         (e) Fund Assets. The Fund's Assets will, at the initial Closing, consist solely of cash.

         (f)      Fiscal Year. The fiscal year end for the Fund is December 31.

         (g) Auditors. The Company has appointed Coopers & Lybrand LLP as the Fund's independent public accountants to certify the Fund's financial statements in accordance with Section 32 of the Investment Company Act of 1940, an amended ("1940 Act").

         (h) Registration Statement. The Company has reviewed the Portfolio's registration statement on Form N-1A, as filed with the Securities and Exchange Commission ("SEC"), and understands and agrees to the Portfolio's policies and methods of operation as described therein.

         (i) Errors and Omissions Insurance Policy. The Company has in force an errors and omissions liability insurance policy insuring the Fund against loss up to $10 million for negligence or wrongful acts.

         (j) SEC Filings. The Company has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act (collectively, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) 1940 Act Registration. The Company is duly registered as an open-end management investment company under the 1940 Act and the Fund and its shares are registered or qualified in any states where such registration or qualification is

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                  necessary and such registrations or qualifications are in full force and effect.

         3.2 The Portfolio and the Adviser. The Portfolio and the Adviser each represents and warrants to the Company and AMR that:

         (a) Organization. The Portfolio is a business trust duly organized and validly existing under the common law of the State of New York and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

         (b) Authorization of Agreement. The execution and delivery of this Agreement by the Portfolio and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Portfolio by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolio, the performance by the Portfolio of its obligations hereunder and the consummation by the Portfolio of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Portfolio and constitutes a legal, valid and binding obligation of the Portfolio, enforceable against it in accordance with its terms.

         (c) Authorization of Issuance of Interest. The issuance by the Portfolio of the Interest in exchange for the Investment by the Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Portfolio. When issued in accordance with the terms of this Agreement, the Interest will be validly issued, fully paid and non-assessable by the Portfolio.

         (d) No Bankruptcy Proceedings. The Portfolio is not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

         (e)      Fiscal Year. The fiscal year end of the Portfolio is December
                  31.

         (f) Auditors. The Portfolio has appointed Coopers & Lybrand LLP as the Portfolio's independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act.

         (g) Registration Statement. The Portfolio has reviewed the Company's registration statement on Form N-1A, as filed with the SEC, and understands and agrees to the Fund's policies and methods of operation as described therein.

         (h) Errors and Omissions Insurance Policy. The Portfolio participates in an errors and omissions liability insurance policy insuring the Portfolio against loss up to $10,000,000 for negligence or wrongful acts.

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         (i)      SEC Filings. The Portfolio has duly filed all SEC Filings
                  required to be filed with the SEC pursuant to the 1934 Act and the 1940 Act in connection with any meetings of its investors and its registration as an investment company. Beneficial interests in the Portfolio are not required to be registered under the 1933 Act because such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (j) 1940 Act Registration. The Portfolio is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

         (k) Tax Status. The Portfolio is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

         3.3 The Adviser. The Adviser represents and warrants to the Company and AMR that:

         (a) Organization. The Adviser is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to conduct its business as now being conducted.

         (b) Authorization of Agreement. The execution and delivery of this Agreement by the Adviser have been duly authorized by all necessary action on the part of the Adviser and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Adviser. This Agreement has been duly executed and delivered by the Adviser and constitutes a legal, valid and binding obligation of the Adviser.

         (c) Advisers Act. The Adviser is exempt from the definition of an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not required to register under that Act.

         3.4 AMR. AMR represents and warrants to the Portfolio and the Adviser that:

         (a) Organization. AMR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and

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                  authority to conduct its business as now being conducted.

         (b) Authorization of Agreement. The execution and delivery of this Agreement by AMR has been duly authorized by all necessary action on the part of AMR and no other action or proceeding is necessary for the execution and delivery of this Agreement by AMR. This Agreement has been duly executed and delivered by AMR and constitutes a legal, valid and binding obligation of AMR.

         (c) Investment Manager. AMR serves as the Fund's investment manager and is duly registered as an investment adviser under the Advisers Act.

                                   ARTICLE IV
                                    COVENANTS

         4.1      The Company. The Company covenants that:

         (a) Advance Review of Certain Documents. The Company will furnish the Portfolio and the Adviser, at least three (3) days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-lA (including amendments) and prospectus supplements or amendments relating to the Fund. AMR will furnish the Portfolio and the Adviser with any proposed advertising or sales literature that prominently features the Fund at least one (1) business day prior to filing or first use, as the case may be; provided, however, that such advance approval shall not be required for advertising or sales literature that merely references the name of the Fund as one of a series offered by the Company. The Company agrees that it will include in all such Fund documents any disclosures that may be required by law, particularly those relating to the Adviser's status as a bank, and it will include in all such Fund documents any material comments reasonably made by the Adviser or Portfolio. The Portfolio and Adviser will, however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by the Adviser or the Portfolio. The Company will not make any other written or oral representation about the Portfolio or the Adviser, except to the extent such representations are contained in the Fund's then current prospectus, statement of additional information, or as is otherwise authorized by the Adviser in writing.

         (b) Tax Status. The Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for all periods during which this Agreement is in effect, except to the extent a failure to so qualify may result from any action or omission of the Portfolio.

         (c) Investment Securities. The Fund will own no investment security other than its

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                  Interest in the Portfolio for all periods during which this
                  Agreement is in effect.

         (d) Proxy Voting. If requested to vote on matters pertaining to the Portfolio (other than a vote by the Company to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), the Company will (i) call a meeting of shareholders of the Fund for the purpose of seeking instructions from shareholders regarding such matters, (ii) vote the Fund's Interest proportionally as instructed by Fund shareholders, and (iii) vote the Fund's Interest with respect to the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. The Company will hold each such meeting of Fund shareholders in accordance with its Declaration of Trust on a timetable reasonably established by the Portfolio.

         (e) Insurance. The Company shall at all times maintain errors and omissions liability insurance with respect to the Fund covering losses for negligence and wrongful acts in an amount not less than $10,000,000.

         (f) Auditors. In the event the Fund's independent public accountants differ from those of the Portfolio, the Fund shall be responsible for any reasonable costs and expenses associated with the need for the Portfolio's independent public accountants to provide information to the Fund's independent public accountants.

         4.2      Indemnification by AMR.

         (a) AMR will indemnify and hold harmless the Portfolio, the Adviser and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or the Adviser, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including, unless AMR elects to assume the defense pursuant to paragraph
                  (b), the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which

                  (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Company or the Fund (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Portfolio

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                           to violate any federal or state securities laws or
                           regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Portfolio or Adviser;

                  (ii) arise out of any misstatement of a material fact or an omission of a material fact in the Company's registration statement (including amendments thereto) or included in Fund advertising or sales literature, other than information provided by the Portfolio or the Adviser or included in Fund advertising or sales literature at the request of the Portfolio or the Adviser;

                  (iii) result from the failure of any representation or warranty made by the Company or AMR to be accurate when made or the failure of the Company or AMR to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                  (iv) arise out of any unlawful or negligent act of the Company, AMR or any director, officer, employee or agent of the Company or AMR, whether such act was committed against the Company, the Portfolio, Bankers Trust or any third party;

                  (v) arise out of any claim that the use of the names "Standard & Poor's," "S&P," "Standard & Poor's 500" or "500" by the Company violates any license or infringes upon any trademark; or

                  (vi) result from any Liability of the Fund for which the Portfolio is also liable; provided, however, that in no case shall AMR be liable with respect to any claim made against any Covered Person unless the Covered Person shall have notified AMR in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of the Adviser, the Portfolio or a Covered Person. Failure to notify AMR of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

         (b) AMR will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if AMR elects to assume the defense, such defense shall be conducted by counsel chosen by AMR. In the event AMR elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or

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                  defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) AMR shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and AMR, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to AMR, in which case AMR shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. AMR shall not be liable to indemnify any Covered Person for any settlement of any claim affected without AMR's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Company in respect of the Fund might otherwise have to a Covered Person.

         4.3      The Portfolio.  The Portfolio covenants that:

         (a) Advance Review of Certain Documents. The Portfolio will furnish the Company and AMR , at least five (5) business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-1A (including amendments) and prospectus supplements or amendments. The Portfolio will not make any written or oral representation about the Company or AMR without their prior written consent.

         (b) Tax Status. The Portfolio will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect.

         (c) Insurance. The Portfolio shall at all times maintain its participation in an errors and omissions liability insurance policy covering losses for negligence and wrongful acts in an amount not less than $10,000,000.

         (d) Availability of Interests. Conditional upon the Company complying with the terms of this Agreement, the Portfolio shall permit the Fund to make additional Investments in the Portfolio on each business day on which shares of the Fund are sold to the public; provided, however, that the Portfolio may refuse to permit the Fund to make additional Investments in the Portfolio on any day on which (i) the Portfolio has refused to permit all other investors in the Portfolio to make additional Investments in the Portfolio or (ii) the Trustees of the Portfolio have reasonably determined that permitting additional Investments by the Fund in the Portfolio would constitute a breach of their fiduciary duties to the Portfolio.

         4.4      Indemnification by the Adviser.

         (a) The Adviser will indemnify and hold harmless the Company, AMR, their respective affiliates, directors, officers and employees and each other person who controls the

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                  Company, the Fund or AMR, as the case may be, within the
                  meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including, unless the Adviser elects to assume the defense pursuant to paragraph (b), the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, whether incurred directly by the Company or AMR or indirectly by the Company or AMR through the Company's Investment in the Portfolio, which:

                  (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Portfolio (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Company to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Company or AMR;

                  (ii) arise out of or are based upon an inaccurate calculation of the Portfolio's net asset value (whether by the Portfolio, the Adviser or any party retained for that purpose);

                  (iii) arise out of (A) any misstatement of a material fact or an omission of a material fact in the Portfolio's registration statement (including amendments thereto) or included at the Adviser's or Portfolio's request in advertising or sales literature used by the Fund, or (B) any misstatement of a material fact or an omission of a material fact in the registration statement or advertising or sales literature of any investor in the Portfolio, other than the Company;

                  (iv) arise out of the Portfolio's having caused the Fund to fail to qualify as a regulated investment company under the Code;

                  (v) result from the failure of any representation or warranty made by the Portfolio or Adviser to be accurate when made or the failure of the Portfolio or Adviser to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;


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                  (vi)     arise out of any unlawful or negligent act by the
                           Portfolio, the Adviser or any director, trustee, officer, employee or agent of the Portfolio or Adviser, whether such act was committed against the Portfolio, the Company, AMR or any third party;

                  (vii) arise out of any claim that the systems, methodologies, or technology used in connection with operating the Portfolio, including the technologies associated with maintaining the master-feeder structure of the Portfolio, violates any license or infringes upon any patent or trademark;

                  (viii) arise out of any claim that the use of the names "Standard & Poor's," "S&P," "Standard & Poor's 500," "S&P 500" or "500" by the Portfolio violates any license or infringes upon any trademark; or

                  (ix) result from any Liability of the Portfolio to any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders); provided, however, that in no case shall the Adviser be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Adviser in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Company, AMR or a Covered Person. Failure to notify the Adviser of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

         (b) The Adviser will be entitled to participate at its own expense in the defense or, if it so elects to assume the defense of any suit brought to enforce any such liability, but, if the Adviser elects to assume the defense, such defense shall be conducted by counsel chosen by the Adviser. In the event the Adviser elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) the Adviser shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Adviser, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Adviser, in which case the Adviser shall not be entitled to assume the defense of such suit notwithstanding the obligation to bear the fees and expenses of such counsel. The Adviser shall not be liable to indemnify any Covered Person for any settlement of any such claim effected without the Adviser's written consent, which content shall not be unreasonably withheld or delayed. The

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                  indemnities set forth in paragraph (a) will be in addition to any liability that the Portfolio might otherwise have to a Covered Person.

         4.6 In-Kind Redemption. In the event the Company desires to withdraw or redeem all of the Fund's Interests in the Portfolio, unless otherwise agreed to by the parties, the Portfolio will effect such redemption "in kind" and in such a manner that the securities delivered to the Fund's custodian for the account of the Fund will mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption. No other withdrawal or redemption of any Interest in the Portfolio will be satisfied by means of an "in kind" redemption except in compliance with Rule 18f-1 under the 1940 Act, provided, however, that for purposes of determining compliance with Rule 18f-1, each shareholder of the Fund redeeming shares of the Fund on a particular day will be treated as a direct holder of an Interest in the Portfolio being redeemed that day.

         4.7 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

         The obligations of each party to consummate the transactions provided for herein shall be subject to (a) performance by the other parties of all the obligations to be performed by the other parties hereunder on or before each Closing, (b) all representations and warranties of the other parties contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of each date of Closing, with the same force and effect as if made on and as of the time of such Closing, and (c) the following further conditions that shall be fulfilled on or before each Closing:

         5.1 Regulatory Status. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby.

         5.2 Investment Objective/Restrictions. The Fund shall have the same investment objective and substantively the same investment restrictions as the Portfolio.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 Notification of Certain Matters. Each party will give prompt notice to the other parties of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate, or (ii) any condition precedent set forth in Article V hereof to be unsatisfied in any material respect at the time of any Closing and (b) any material failure of a party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

         6.2 Access to Information. The Portfolio and the Company shall afford each other access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Company to provide the Portfolio with access to the books and records of the Company relating to any series of the Company other than the Fund, nor shall anything contained herein obligate the Company to furnish the Portfolio with the Fund's shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

         6.3 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

         6.4 Public Announcements. No party shall issue any press release or otherwise make any public statements (other than statements made in advertisements and sales literature approved by the Adviser) with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.1      Termination.

         (a) This Agreement may be terminated by the mutual agreement of all parties.

         (b) This Agreement may be terminated at any time by the Company by withdrawing all of the Fund's Interest in the Portfolio.

         (c) This Agreement may be terminated on not less than 120 days' prior written notice by the Portfolio to the Company and AMR.

         (d) This Agreement shall terminate automatically with respect to AMR upon the effective date of termination by the Company and this Agreement shall terminate automatically with respect to the Adviser upon the effective date of termination by the Portfolio.

         (e) This Agreement may be terminated at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

         (f) The indemnification obligations of AMR and the Adviser set forth in Article IV, Sections 4.2 and 4.4, respectively, shall survive the termination of this Agreement.

         7.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

         7.3 Waiver. At any time prior to any Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein.

                                  ARTICLE VIII
                                     DAMAGES

         The parties agree that, in the event of a breach of this Agreement, the remedy of money damages would not be adequate and agree that injunctive relief would be the appropriate relief.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications given or made pursuant hereto shall to in writing and shall be deemed to have been duly given or made when actually received in person or by fax, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

         If to AMR or the                   AMR Investment Services, Inc.
         Company:                           4333 Amon Carter Blvd., MD 5645
                                            Fort Worth, Texas  76155
                                            Attn: Barry Y. Greenberg, Esq.
                                            Fax: (817) 967-0768

         If to the Portfolio                Bankers Trust Company
         or the Adviser:                    c/o BT Alex Brown Incorporated
                                            One South Street
                                            Baltimore, MD 21202
                                            Attn:  Mr. Brian W. Wixted
                                            Fax: (410) 895-3720

         9.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         9.3 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         9.5 Entire Agreement. This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of any party to this Agreement (or any officer, director, trustee, employee or agent thereof) to induce any other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties expressly set forth herein.

         9.6 Successors and Assignments. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law provisions thereof.

         9.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

         9.9 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         9.10 Interpretation. Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

         9.11 Limitation of Liability. The parties hereby acknowledge that the Company has entered into this Agreement solely on behalf of the Fund and that no other series of the Company shall have any obligation hereunder with respect to any liability of the Company arising hereunder.

         9.12 Status of the Company. Notice is hereby given that the Company is a Massachusetts business trust whose Declaration of Trust is on file with the Commonwealth of Massachusetts and that this Agreement is entered into on behalf of the Company and not on behalf of its trustees, officers or shareholders, and that the obligations of this Agreement are not binding upon such persons or their assets, but only upon the Company and its assets and property.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

                              AMR INVESTMENT SERVICES, INC.


                              By
                                 -------------------------------
                              Name:  William F. Quinn
                              Title: President


                              AMERICAN AADVANTAGE MILEAGE FUNDS on behalf of itself and the AMERICAN AADVANTAGE S&P 500 INDEX MILEAGE FUND, a series thereof


                              By
                                 -------------------------------
                              Name:  William F. Quinn
                              Title: President


                              EQUITY 500 INDEX PORTFOLIO



                              By
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------


                              BANKERS TRUST COMPANY


                              By
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------